Calculation of Filing Fee Tables
S-8
Immix Biopharma, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	4,024,556	$ 8.74	$ 35,174,619.44	0.0001381	$ 4,857.61
Total Offering Amounts:						$ 35,174,619.44		$ 4,857.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,857.61
Offering Note
[1]	(1) The securities to be registered include options and other rights to acquire shares of common stock, par value, $0.0001 per share (the "Common Stock"), of Immix Biopharma, Inc. (the "Registrant") issuable pursuant to the Registrant's Amended and Restated 2021 Omnibus Equity Incentive Plan, as amended (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Common Stock which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding. Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The maximum offering price per share is based on the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on March 23, 2026. The Registrant does not have any fee offsets to claim.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources